UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2012
Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sylvan Road, Woburn, MA	01801
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 376-3000
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of Skyworks Solutions, Inc. (the “Company”), the Company’s stockholders were asked to consider and vote on three proposals that are described in detail in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 6, 2012 in connection with the annual meeting (the “Proxy Statement”). The results of the voting on each of the proposals were as follows:

1.
The Company’s stockholders elected each of Messrs. David J. Aldrich, Kevin L. Beebe, Moiz M. Beguwala, Timothy R. Furey, Balakrishnan S. Iyer, Thomas C. Leonard, David P. McGlade, David J. McLachlan, and Robert A. Schriesheim to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The voting results with respect to each director elected at the annual meeting are set forth in the following table:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
David J. Aldrich	145,674,237	1,121,951	22,701,468
Kevin L. Beebe	141,762,546	5,033,642	22,701,468
Moiz M. Beguwala	145,821,277	974,911	22,701,468
Timothy R. Furey	140,401,196	6,394,992	22,701,468
Balakrishnan S. Iyer	127,959,380	18,836,808	22,701,468
Thomas C. Leonard	145,596,209	1,199,979	22,701,468
David P. McGlade	141,292,317	5,503,871	22,701,468
David J. McLachlan	144,647,316	2,148,872	22,701,468
Robert A. Schriesheim	141,810,821	4,985,367	22,701,468

2.	The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-On-Pay Vote”).

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
135,064,257	11,494,785	237,145	22,701,468

3.	The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year.

Votes For	Votes Against	Votes Abstain
167,306,651	2,031,998	159,007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.

Date: May 16, 2012	/s/ Mark V.B. Tremallo
Mark V.B. Tremallo
Vice President, General Counsel and Corporate Secretary